EXHIBIT (n)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Pre-Effective Amendment No. 2 to Registration Statement Nos. 333-149540 and 811-09507 on Form N-6 (the “Registration Statement”) of (1) our report dated April 26, 2008 relating to the financial statements of Farmers Variable Life Separate Account A for the year ended December 31, 2007, (2) our report dated April 18, 2008 relating to the financial statements of Farmers New World Life Insurance Company for the year ended December 31, 2007, and (3) our report dated April 6, 2007 relating to the financial statements of Farmers New World Life Insurance Company for the year ended December 31, 2006, which appear in the Statement of Additional Information of Pre-Effective Amendment No. 1 to Registration Statement Nos. 333-149540 and 811-09507 on Form N-6 dated August 8, 2008, in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Seattle, Washington
August 26, 2008